Exhibit 99.1

FOR IMMEDIATE RELEASE

Nephros Initiates Pivotal U.S. Trial for OLpur™ H2H™ Hemodiafiltration Module and OLpur™ MD 220 Hemodiafilter

NEW YORK, NY – October 16, 2007 -- Nephros, Inc. (AMEX:NEP) today announced that the Company has begun the pivotal human clinical trial for its OLpur™ H2H™ Hemodiafiltration Module and OLpur™ MD 220 Hemodiafilter at the Columbia University Dialysis Center.  Dr. Anthony Valeri, M.D., Associate Professor of Clinical Medicine, Columbia University, College of Physicians & Surgeons, NY is the site principal investigator.  Dr. Leonard Stern, M.D., FACP, FASN, Associate Professor of Clinical Medicine at Columbia University, College of Physicians & Surgeons in New York, will act as Coordinating Principal Investigator during the trial.

Additional patients will be enrolled and treated at the Bronx Dialysis Center with Dr. Robert Lynn, M.D., Clinical Associate Professor of Medicine, Albert Einstein College of Medicine, as the site principal investigator; and at DCI, North Brunswick, New Jersey, with Dr. Toros Kapoian M.D., FACP, Associate Professor of Medicine, Robert Wood Johnson Medical School, as the site principal investigator.

About the Trial

This prospective, multi-center, nonrandomized trial will enroll a total of 28 patients for treatment of end-stage renal disease (ESRD) with the Nephros system.  Subjects will receive 4 weeks of standard hemodialysis (HD) therapy with an approved hemodialysis machine (control period) followed by 12 weeks of on-line hemodiafiltration (HDF) therapy using their current hemodialysis machine in combination with the Nephros H2H™ Module, and the Nephros MD 220 Hemodiafilter (test period).

The primary objective of this study is to verify safety and clinical tolerance of on-line HDF using the Nephros MD 220 Hemodiafilter and the Nephros H2H™ Module in conjunction with an approved hemodialysis machine.  The secondary objective of this study is to monitor subject blood chemistries including beta-2-microglobulin and C-reactive protein.  Quality of Life assessments will be obtained during the fourth week of the control period and during the final week of the test period.

About End-Stage Renal Disease

According to the 2007 U.S. Renal Data Survey, the U.S. ESRD patient population is expected to approach 800,000 by 2020.  Independent studies have demonstrated reductions of up to 35% in mortality risk using HDF therapy.  Additionally, reductions in drug requirements, lower morbidity and lower infection rates have been demonstrated.

“Nephros HDF technology represents a new standard of therapy for ESRD patients. Our H2H™ module and MD filter are designed to provide a cost-effective and user-friendly means for hospitals and clinics to upgrade to mid-dilution HDF therapy without replacing their current dialysis machines,” said Norman J. Barta, Chairman and CEO of Nephros.  The Company believes that, upon approval, its mid-dilution HDF technology would be the first approved online HDF therapy in the U.S.

About the OLpur™ MD 220 Hemodiafilter and OLpur™ H2H™ Hemodiafiltration Module

The Nephros OLpur™ MD Hemodiafilter series received CE Marking in 2003 and is currently in use in over 50 European clinics.  The OLpur™ H2H™ Hemodiafiltration Module is designed to convert the most common types of hemodialysis machines to HDF therapy.

Earlier this year, Nephros received unconditional approval of its Investigational Device Exemption (IDE) application from the U.S. Food and Drug Administration, allowing it to proceed to clinical trials of the OLpur™ MD 220 Hemodiafilter and OLpur™ H2H™ Hemodiafiltration Module.  Upon successful completion of the trial, Nephros plans to seek FDA approval to market both the OLpur™ H2H™ Module and the OLpur™ MD Hemodiafilter series in the U.S., with a product launch targeted for 2008.

Nephros will be conducting demonstrations of the Company’s OLpur™ H2H™ Hemodiafiltration Module and OLpur™ MD Hemodiafilters at the American Society of Nephrology (ASN) Renal Week in San Francisco, CA, November 1-5, 2007.

About Nephros, Inc.

Nephros, Inc., headquartered in New York, is a medical device company developing and marketing products designed to improve the quality of life for the End-Stage Renal Disease (ESRD) patient, while addressing the critical financial and clinical needs of the care provider. ESRD is a disease state characterized by the irreversible loss of kidney function. The Nephros HDF system is designed to remove a range of harmful substances more effectively, and more cost-effectively, than existing ESRD treatment methods; particularly with respect to substances known collectively as “middle molecules.” These molecules have been found to contribute to such conditions as dialysis-related amyloidosis, carpal tunnel syndrome, degenerative bone disease and, ultimately, mortality in the ESRD patient. Nephros products are sold and distributed throughout Europe and are currently being used in over fifty clinics in Europe.

Nephros also markets a line of water filtration products, the Dual Stage Ultrafilter (DSU). The Company’s patented dual stage cold sterilization Ultrafilter has the capability to filter out bacteria and, due to its exceptional filtration levels, filter out many viruses and parasites. The DSU proprietary design provides dual-stage filtration which reduces the risk of filtration failure. With an initial focus on health care, the DSU is in a pilot-use program at a major U.S. medical center and has been selected for further development by the U.S. Marine Corps.

For more information on Nephros please visit the Company’s website, www.nephros.com.

Forward-Looking Statements
This news release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended.  Such statements include statements regarding the efficacy and intended use of the Company’s technologies under development, the timelines for bringing such products to market and the availability of funding sources for continued development of such products and other statements that are not historical facts, including statements which may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control.  Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include the risks that: (i) Nephros may not be able to satisfy its obligations when they become due and payable and meet its anticipated cash needs and may not be able to obtain funding if and when needed or on terms favorable to it in order to continue operations or fund its clinical trials; (ii) Nephros may not be able to continue as a going concern; (iii) Nephros may be unable to show progress consistent with its plan of compliance to meet the American Stock Exchange’s continued listing standards or may be otherwise unable to timely regain compliance with the AMEX listing standards; (iv) products that appeared promising to Nephros in research or clinical trials may not demonstrate anticipated efficacy, safety or cost savings in subsequent pre-clinical or clinical trials; (v) Nephros may not obtain appropriate or necessary governmental approvals to achieve its business plan or effectively market its products; (vi) Nephros may encounter unanticipated internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; (vii) HDF therapy may not be accepted in the United States and/or Nephros’ technology and products may not be accepted in current or future target markets, which could lead to failure to achieve market penetration of Nephros’ products; (viii) Nephros may not be able to sell its ESRD therapy or water filtration products at competitive prices or profitably; (ix) Nephros may not be able to secure or enforce adequate legal protection, including patent protection, for its products; (x) FDA approval relating to Nephros’ OLpūr HD190 filter may not facilitate or have any effect on the regulatory approval process for its other products; and (xi) Nephros may not be able to achieve sales growth in Europe or expand into other key geographic markets.  More detailed information about Nephros and the risk factors that may affect the realization of forward-looking statements is set forth in Nephros’ filings with the Securities and Exchange Commission, including Nephros’ Annual Report on Form 10-KSB filed with the SEC for the fiscal year ended December 31, 2006 and Nephros’ Quarterly Reports filed with the SEC on Form 10-QSB for the quarters ended June 30, 2007 and March 31, 2007.  Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. Nephros does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

###

CONTACTS:

Norman J. Barta
Nephros, Inc.
212 781-5113
Barta@Nephros.com

Paul G. Henning
Cameron Associates
212 554-5462
phenning@cameronassoc.com